Exhibit T3a-30

                                State of Florida

                               Department of State



I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of COVANTA LEE, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is L53388.




                                             Given under my hand and the
                                          Great Seal of the State of Florida
                                        at Tallahassee, the Capitol, this the
                                          Twenty-fifth day of February, 2004


                                                  /s/ Glenda E. Hood
                                                    Glenda E. Hood
                                                  Secretary of State


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                                STATE OF FLORIDA
                            ARTICLES OF INCORPORATION
                                       OF
                        OGDEN MARTIN SYSTEMS OF LEE, INC.
         The undersigned, acting as incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation:

         FIRST: The name of the corporation is: Ogden Martin Systems of Lee, Inc.

         SECOND:  The period of its duration is perpetual.

         THIRD: The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Florida General Corporation Act.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is: 100 at $1.00 par value.

         FIFTH: The street address of the initial registered office of the corporation is c/o C T CORPORATION SYSTEM, 8751 West Broward Boulevard, Plantation, Florida 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

         SIXTH: The number of directors constituting the initial board of directors of the corporation is five, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:
Ralph E. Ablon                            Robert M. Digia
c/o Ogden Corporation                     c/o Ogden Allied Services Corporation
2 Pennsylvania Plaza                      2 Pennsylvania Plaza
New York, NY  10121                       New York, NY  10121

         SEVENTH:  The name and address of the incorporator is:
                                          Melanie Sharman
                                          1311 Executive Center Drive
                                          Suite 200
                                          Tallahassee, FL 32301

         DATED        February 27, 1990

                                                             /s/ Melanie Sharman
                                                             Incorporator


STATE OF FLORIDA
COUNTY OF LEON

         The foregoing instrument was acknowledged before me this 27th day of February by Melanie Sharman.

My Commission Expires:
Notary Public, State of Florida
My Commission Expires June 17, 1991



                                            /s/______________________

Scott G. Mackin                             Maria P. Monet
c/o Ogden Projects, Inc.                    c/o Ogden Financial Services, Inc.
40 Lane Road                                2 Pennsylvania Plaza
Fairfield, NJ  07007                        New York, NY  10121


David L. Sokol
c/o Ogden Projects, Inc.
40 Lane Road
Fairfield, NJ  07007

                            ACCEPTANCE OF APPOINTMENT


         Pursuant to Section 48.091 and 607.037, Florida Statutes, the undersigned acknowledges and accepts its appointment as registered agent of OGDEN MARTIN SYSTEMS OF LEE, INC. and agrees to act in that capacity and to comply with the provisions of the Florida General Corporation Act relative to keeping open the registered office at the address specified above. The undersigned is familiar with, and accepts the obligations of, Section 607.325, Florida Statutes.

DATE:  February 27, 1990

                                                C T CORPORATION SYSTEM


                                                /s/ Tanya M. Villar
                                                Tanya M. Villar
                                                Special Assistant Secretary


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                        OGDEN MARTIN SYSTEMS OF LEE, INC.
                ________________________________________________
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST:  Amendment adopted:

         Article First is amended to read:

         First:  The name of the Corporation is COVANTA LEE, INC.


SECOND:  The date of the amendment's adoption is:  2/28/2001


THIRD:  Adoption of Amendment:

The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.




         Signed this 12th day of March, 2001.

Signature  /s/